EXHIBIT 10.1
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                             NET FORCE SYSTEMS INC.
                             ----------------------
                       Suite #10 - Epicurean, Woods Centre
                                 P.O. Box W-645
                               St. John's, Antigua
                                   West Indies
                               Tel: (268) 562-3452


October 20, 2003

To:
THE BOARD OF DIRECTORS OF
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TANGSHAN YIAN BIOLOGICAL ENGINEERING CO. LTD.
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120 Huoju Rd.
High Tech. Developing Zone Tangshan
Hbei Provence
063000 P.R. China


Dear Sirs\Mesdames:

Re: OFFER TO PURCHASE ALL OF THE OUTSTANDING PAID UP CAPITAL OF TANGSHAN YIAN BIOLOGICAL ENGINEERING CO. LTD. ("TANGSHAN") FROM THE SOLE OWNER OF THE OUTSTANDING PAID UP CAPITAL OF TANGSHAN BY NET FORCE SYSTEMS INC. ("NET FORCE")
     -------------------------------------------------------------------------

Subject to and in accordance with the terms and conditions contained herein, this binding letter of intent (the "LOI") will set forth the basic understanding, terms and conditions relating to the proposed acquisition of all of the outstanding paid up capital of Tangshan, a company organized under the laws of the People's Republic of China ("PRC"), (the "Tangshan Capital") from the sole owner of the Tangshan Capital by Net Force, a company organized under the laws of the Country of Antigua, (the "Transaction"). It is intended that the purchase of the Tangshan Capital will qualify under the applicable tax laws as a tax deferred share for share exchange. The parties agree that all reasonable commercial efforts will be made to facilitate the Transaction qualifying under the appropriate subsection of the applicable tax laws and such intention shall be reflected in a formal purchase agreement.

By execution of this LOI, the parties agree to enter into a more formal purchaser agreement by way of a share exchange agreement (the "Formal Agreement") and other documents that more fully delineate and formalize the terms outlined in this LOI, as follows:

1.   Form of  Transaction.  Tangshan,  Mr. He Ping  Wang,  the sole owner of the
     ---------------------
Tangshan Capital, and Net Force shall enter into a share exchange agreement (or other appropriate documentation) contemplating that, subject to the approval of shareholders, if required, and other conditions hereinafter set forth, Tangshan and Net Force will exchange all of the Tangshan Capital for 3,500,000 shares of common stock of Net Force plus US$2,200,000 in cash which will be payable by Net Force to Tangshan within 12 months from the date of entering into the Formal Agreement.

2.   Formal  Agreement.  The terms,  conditions  and  provisions  governing  the
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proposed  Transaction  will be  contained in a Formal  Agreement,  which will be prepared and executed in form and substance satisfactory to Tangshan and Net Force and their respective legal counsel.

3.   Due Diligence.  The LOI shall be subject to the following conditions:
     --------------

     (a) Net Force shall complete due diligence to its satisfaction and that of its counsel, as to corporate status, compliance with applicable laws, assets, liabilities, contracts and financial condition and prospects of Tangshan within 30 days of entering into this LOI.




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






     (b) Tangshan will provide Net Force and its respective representatives, agents and advisers with reasonable access to, and copies of, all books, records, files and documents in Tangshan's possession as may be reasonably requested by Net Force in order that Net Force may satisfy itself as to all matters relating to the business, ownership, assets, operations and liabilities of Tangshan.

4.   Representations  and Warranties.  The Formal  Agreement shall contain usual
     --------------------------------
and customary representations and warranties by each of Tangshan and Net Force about each such corporation, including but not limited to:

               (i)    due incorporation and good standing;
               (ii) due authorization of the transactions and agreements relating thereto;
               (iii)  title of each such corporation to its assets;
               (iv)   correctness of financial statements;
               (v)    condition of  properties,  equipment  and  other  material assets;
               (vi)   absence of undisclosed or contingent liabilities;
               (vii) absence of any material adverse change since the date of its most recent financial statements in the financial condition, results or prospects of such corporation;
               (viii) absence of tax liabilities other than on a current basis;
               (ix)   absence of any threatened or pending litigation;
               (x)    continuing validity of contracts, licenses and permits;
               (xi)   that a finder's fee of  350,000  shares of Net Force is to
                      be  paid  to  Mr.   Steven  Tang upon  completion  of  the
                      Transaction; and

               (xii) other than the finder's fee of 350,000 shares of Net Force to be paid to Mr. Steven Tang, there are no other finder's fees or commissions payable upon the completion of the Transaction.

5.   Indemnification.   Each of Tangshan  and Net Force shall agree to indemnify
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the other  against any loss,  damage,  expense,  judgment or payment  (including expenses of investigation, attorney's fees and litigation expenses) resulting from the inaccuracy of any representation or warranty made by such corporation in the Formal Agreement and such indemnity may be accompanied by an escrow of not more than ten percent of the shares of common stock of Net Force contemplated herein to be issued.

6.   Consents.  Each of Tangshan and Net Force will  cooperate  with one another
     ---------
and proceed, as promptly as is reasonably practicable to seek to obtain all necessary consents and approvals, and to endeavor to comply with all other legal or contractual requirements for or preconditions to the execution and consummation of the Formal Agreement.

7.   Confidentiality.  Each of  Tangshan  and Net  Force  agrees  to  treat  all
     ----------------
information (including but not limited to any information identified as "confidential" in writing and any such information which by its content or from the manner in which it is provided could reasonably be deemed to be confidential) concerning the other furnished, or to be furnished, by or on behalf of the other in accordance with the provisions of this paragraph (collectively, the "Information"), and to take, or abstain from taking, other actions set forth herein. The Information will be used solely for the purpose of evaluating the proposed transactions, and will be kept confidential by each corporation and its officers, directors, employees, representatives, agents, and advisors; provided that (i) any of such Information may be disclosed by either corporation to its officers, directors, employees, representatives, agents, and advisors who need to know such information for the purpose of evaluating the proposed transactions, (ii) any disclosure of such information may be made to which each corporation consents in writing, (iii) such information may be disclosed if so required by law and (iv) such obligation of confidentiality shall expire upon such confidential information becoming public by means other than a breach of this paragraph. If the proposed Transaction is not consummated, each of Tangshan and Net Force will promptly return all documents, contracts, records, or properties to the other. The provisions of this paragraph shall survive the termination of this LOI.






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



8.   Public Disclosure.  Before the closing of the proposed Transaction, neither
     ------------------
Tangshan nor Net Force shall make any public release of information regarding the matters contemplated herein except (i) that press releases in agreed form shall be issued by Net Force as promptly as is practicable after the execution of this LOI, (ii) that Tangshan and Net Force may each continue such communications with employees, customers, suppliers, franchisees, lenders, lessors, shareholders, and other particular groups as may be legally required or necessary or appropriate and not inconsistent with the best interests of the other party or the prompt consummation of the transactions contemplated by this LOI, and (iii) as required by law.

9.   Reasonable  Commercial  Efforts.  Each  of  Tangshan  and  Net  Force  will
     --------------------------------
negotiate in good faith and use its reasonably commercial efforts to arrive at a mutually acceptable Formal Agreement for approval, execution, and delivery on the earliest reasonably practicable date. Net Force will pursue its due diligence investigation of the business, financial condition and prospects of Tangshan in good faith and with reasonable dispatch. Each party hereto will also use its reasonably commercial efforts (subject to all the terms and conditions hereof and the Formal Agreement) to effect the closing of the Transaction and to proceed with the transactions contemplated in this LOI and the Formal Agreement as promptly as is reasonably practicable.

10.  Exclusive Dealing. During the pendency of negotiations between Tangshan and
     ------------------
Net Force, each of Tangshan and Net Force will not, directly or indirectly, through any officer, director, agent, or otherwise, (i) solicit, initiate, or negotiate with, directly or indirectly, or encourage submission of inquiries, proposals, or offers from, any third party relating to the disposition of the assets, business or any securities of such corporation, or any part thereof (other than transactions in the ordinary course or transactions which have been initiated by a party prior to the date hereof, which in either case will not make inadvisable or impracticable the consummation of the Transaction or transactions contemplated herein) or (ii) subject to fiduciary obligations under applicable law as advised in writing by counsel, participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, the disposition of the assets, business or any securities of such corporation or any part thereof (except as contemplated in clause (i) above), and neither Tangshan nor Net Force will unilaterally terminate these negotiations without cause unless, despite the reasonable commercial efforts of the parties: (a) the transactions contemplated shall not have been approved by the boards of directors of both Tangshan and Net Force; or (b) a material change or event (exclusive of a competing offer) not heretofore known or disclosed to both parties hereto shall have occurred that would make proceeding with such execution and approval of the Formal Agreement or such closing illegal, invalid, or contrary to the fiduciary duties of the board of directors of Tangshan and Net Force. Each of Tangshan and Net Force agrees to immediately disclose to the other the receipt of any offer of a third party for the sale or other disposition of such corporation.

11.  Transactions  in the Ordinary  Course.  During the pendency of negotiations
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between Tangshan and Net Force,  each of Tangshan and Net Force will not make or agree to make any purchase, sale or other similar transaction of assets, securities or otherwise in an amount in any transaction, greater than $10,000 without the consent of the other party hereto, which consent shall not be unreasonably withheld; except in any such case, for any such transactions which are in the ordinary course and scope of the business of such party.

12.  Costs.  Tangshan and Net Force will each be solely responsible for and bear
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all of its own respective expenses,  including, without limitation,  expenses of legal counsel, accountants, financial and other advisors, incurred at any time in connection with pursuing or consummating the Formal Agreement and the transactions contemplated herein.

13.  Termination  Date.  Except with respect to the  provisions  of paragraph 7,
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either party hereto may terminate this LOI and thereafter this LOI shall have no force and effect and the parties shall have no further obligations hereunder if, despite the reasonable commercial efforts of the parties, the Transaction or the transactions contemplated herein are not closed by December 31, 2003, if such terminating party is not in breach of any of the binding provisions hereof, unless the deadline date for the closing of Transaction or the transactions contemplated herein are extended as may be mutually agreed to by the parties in writing for a maximum of 14 days per extension.

14.  Execution  in  Counterparts.  This  LOI  may be  executed  in  original  or
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counterpart form, delivered by facsimile or otherwise,  and when executed by the parties as aforesaid, shall be deemed to constitute one agreement and shall take effect as such.


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15.  Governing Law.  The situs of this LOI is Vancouver, British  Columbia,  and
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for all purposes  this LOI will be governed  exclusively  by and  construed  and enforced in accordance with the laws and Courts prevailing in the Province of British Columbia.

          Dated this 30th day of October, 2003


                                            TANGSHAN YIAN BIOLOGICAL
                                            ENGINEERING CO. LTD.
                                            ------------------------


                                            Per:     /s/ Xianping Wang
                                                --------------------------------
                                                     Xianping Wang, director


                                            NET FORCE SYSTEMS INC.
                                            ----------------------


                                            Per:     /s/ Lily Wang
                                                --------------------------------
                                                     Lily Wang, director






































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